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Warburg Pincus Japan OTC Fund

Common Shares

         1 Year Annualized Total Return Without Waivers:

                                    ((9,681/10,000)1/1 -1) = -3.19%

         Annualized Total Return from inception Without Waivers:

                                    ((8,770/10,000)1/2.09041 -1) = -6.09%

Series 2 Shares

         1 Year Annualized Total Return Without Waivers:

                                    ((8,618/10,000)1/1 -1) = -3.05%

         Annualized Total Return from inception Without Waivers:

                                    ((8,618/10,000)1/2.09041 -1) = -6.87%




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